NSAR ITEM 77O

                            VKAC Equity Income Fund
                               10f-3 Transactions


                                                                       Amount of shares                              Date of
Underwriting      # Underwriting            Purchased From             Purchased           % of Underwriting         Purchase


1                 Capstar Broadcasting      Salomon Smith Barney       351,800                   1.135%                05/26/98
2                 Rhodia ADS                Bear Stearns               110,100                   1.001%                06/25/98


Other Firms participating in Underwriting:

Underwriting for #1
-------------------

Credit Suisse First Boston Corporation
BT Alex.Brown Incorporated
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
NationsBanc Montgomery Securities LLC

Underwriting for #2
-------------------

Swiss Bank Corporation, acting through its division, SBC Warburg Dillon Read Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette International
BT Alex.Brown International
Credit Suisse First Boston (Europe) Limited
Goldman Sachs International
Paribas
Credit Agricole Indosuez
Banque Nationale de Paris
Credit Lyonnais
Credit Commercial de France
ABN AMRO Rothschild
Dresdner Kleinwort Benson
Nomura International plc
Societe Generale